Exhibit 4.3

FORM OF WARRANT AGREEMENT

EMPIRE ENERGY HOLDINGS, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

Dated as of [•], 2014

THIS WARRANT AGREEMENT (this “Agreement”), dated as of [•], 2014, is by and between Empire Energy Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively, “Warrant Agent”, also referred to herein as the “Transfer Agent”).

WHEREAS, the Company is engaged in a public offering (the “Offering”) of the Company’s Common Stock (as defined below) together with Warrants (as defined below) to purchase Common Stock and, in connection therewith, has determined to issue and deliver up to              Warrants (including up to               Warrants if the underwriters’ over-allotment option is exercised in full) to investors in the Offering (the “Warrants”). Each Warrant entitles the holder thereof to purchase one-half share of common stock of the Company, $0.01 par value per share (“Common Stock” and, together with the Warrants and the shares of Common Stock underlying the Warrants, the “Securities”), for $               per whole share, subject to adjustment as described herein; and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, No. 333-197257 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

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2.           Warrants.

2.1.        Form of Warrant. Each Warrant shall be issued in registered form only and shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, Chief Financial Officer, or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”).

2.2.        Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof. Countersignature by the Warrant Agent shall be by manual or facsimile signature.

2.3.        Registration.

2.3.1.        Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are eligible (“DTC-Eligible”) to be deposited with the Depository Trust Company (the “Depository”) as of the Issuance Date, all of the Warrants shall be represented by one or more Book-Entry Warrant Certificates deposited with the Depository and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration. If the Warrants are not DTC Eligible as of the Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent to make other arrangements for book-entry settlement within ten (10) Business Days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) Business Days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants (each certificate, the “Warrant Certificate” and, collectively, the “Warrant Certificates”). Such definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A.

As used herein, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

2.3.2.        Beneficial Owner; Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof; provided, that all such beneficial interests shall be held through a Participant which shall be the registered holder of such Warrants.

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2.4. Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form.

3.           Terms and Exercise of Warrants.

3.1.        Exercise Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $ per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Exercise Price” as used in this Agreement shall mean the price per whole share at which shares of Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Exercise Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

3.2.        Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing immediately upon the closing of the Offering and terminating at 5:00 p.m., New York City time on the Expiration Date; provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. For purposes of this Warrant Agreement, the “Expiration Date” shall mean the earlier to occur of (i) the date that is five (5) years from the effective date of the Registration Statement or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Warrant Agreement. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

3.3.        Exercise of Warrants.

3.3.1.     Exercise and Payment.

(i)          A Registered Holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at [INSERT ADDRESS]: (A) the Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, by depositing the Warrants to be exercised (the “Book-Entry Warrants”) in an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (B) an election to purchase the Warrant Shares underlying the Warrants to be exercised (an “Election to Purchase Notice”), properly completed and executed by the Holder on the reverse of the Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures, and (C) unless otherwise provided in subsection 7.4 hereof, the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds, in each case payable to the order of the Company.

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(ii)         If any of (A) the Warrant Certificate or the Book-Entry Warrants, (B) the Election to Purchase Notice, or (C) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. If there is a dispute as to whether a Warrant delivered for exercise on the Expiration Date is valid, then the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not such Warrant has been validly exercised. The Company shall make a determination as to validity of the exercise in a manner that is consistent with such opinion. The Warrant Agent shall have the right to rely on the Company’s determination as to whether such exercise is valid and shall inform the Registered Holder of such determination.

(iii)        All funds received by Computershare Inc. under this Agreement that are to be distributed or applied by Computershare Inc. in the performance of Services (the “Funds”) shall be held by Computershare Inc. as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare Inc. in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare Inc. will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare Inc. shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare Inc. in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare Inc. may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare Inc. shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. The Warrant Agent shall advise the Company via telephone at the end of each day on which Funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

(iv)        The Warrant Agent shall forward Funds in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company.

3.3.2.     Issuance of Shares of Common Stock on Exercise.

(i)          By 5:00 p.m., New York time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Exercise Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall: (A) issue and deliver to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised, or, (B) in the case of a Book-Entry Warrant Certificate, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository by crediting the account of the Depository or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system, and the Warrant Agent shall advise the Transfer Agent of the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise. If fewer than all of the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

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(ii)         Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants (the “Warrant Shares”) is then effective and a prospectus relating thereto is current, except with respect to the Company’s satisfying its obligations under subsection 7.4. No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. Subject to Section 4.6 of this Agreement, a Registered Holder of Warrants may exercise its Warrants only for a whole number of shares of Common Stock. In no event will the Company be required to net cash settle the Warrant. If, by reason of any exercise of warrants, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall round up to the nearest whole number, the number of shares to be issued to such holder.

3.3.3.     Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4.     Date of Issuance. Each person in whose name any certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

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3.3.5.     Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the holder that the Company is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith. The determination of whether the Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of the Warrant is exercisable shall be in the sole discretion of the holder, and the submission of an Election to Purchase Notice shall be deemed to be the holder’s determination of whether, and representation and certification to the Company that, the Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of the Warrant is exercisable, in each case subject to the Maximum Percentage, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or Computershare Trust Company, N.A. (the “Transfer Agent”) setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

3.3.6. No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

3.3.7. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the applicable Holders the number of Warrant Shares that are not disputed.

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4.            Adjustments.

4.1.         Stock Dividends.

4.1.1.     Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock on Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2.     Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock as a class on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than as described in subsection 4.1.1 above (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible) in respect of such Extraordinary Dividend.

4.2.        Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3.        Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsections 4.1.1 or 4.2 above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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4.4.         Replacement of Securities upon Reorganization, etc.

4.4.1      In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under subsections 4.1.1 or 4.1.2 or subsection 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.4.2      Any successor entity (“Successor Entity”) of any reclassification, reorganization, merger or consolidation, sale or transfer, or dissolution that is described in subsection 4.4.1, in which the Company is not the survivor and for which stockholders received any equity securities of the Successor Entity, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement and the Warrants referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement and the Warrants with the same effect as if such Successor Entity had been named as the Company herein and therein.

4.4.3      The Company shall instruct the Warrant Agent to mail, by first class mail, postage prepaid, to each Registered Holder, written notice of the execution of any such amendment, supplement to this Agreement and/or the Warrants or other agreement. Any such amendment, supplement or other agreement entered into by the Successor Entity shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such amendment, supplement or other agreement relating either to the kind or amount of securities or other property receivable upon exercise of the Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such amendment, supplement or other agreement. The provisions of this subsection 4.4.3 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

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4.5.        Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in subsections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. For purposes of clarification, the Warrant Agent shall have no obligation to determine whether any event specified in subsections 4.1, 4.2, or 4.3, has occurred or to calculate any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant

4.6.        No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.7.        Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8.        Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5.            Transfer and Exchange of Warrants.

5.1.         Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

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5.2.        Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer reasonably acceptable to Warrant Agent, duly executed by the Registered Holder thereof, or by a duly authorized attorney, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3.         Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a Warrant Certificate for a fraction of a Warrant.

5.4.        Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5.        Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.           Redemption.

6.1         Redemption. Subject to the penultimate and final sentences of this subsection 6.1, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time there is an effective Registration Statement covering the shares of Common Stock issuable upon exercise of the Warrants current and available and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in subsection 6.2, in whole but not in part, at the price of $.01 per Warrant (“Redemption Price”), provided that the last sales price of the Common Stock has been equal to or greater than $_____ per share (subject to adjustment in compliance with Section 4 hereof) for any twenty (20) trading days within a thirty (30) consecutive trading day period ending on the third (3rd) Business Day prior to the date on which notice of redemption is given. Notwithstanding anything to the contrary contained herein, the Company shall not call the Warrants for redemption unless there is an effective registration statement under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating thereto, available throughout the Redemption Period.

6.2         Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption (such 30 day period, the “Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Registered Holder received such notice.

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6.3         Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to subsection 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7.           Other Provisions Relating to Rights of Holders of Warrants.

7.1.        No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2.        Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Warrant Agent may issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed upon receipt by the Warrant Agent of an open penalty surety bond satisfactory to it and holding it and the Company harmless, absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3.        Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4.        Registration of Common Stock; Cashless Exercise. [TBD] The Company shall use its best efforts to maintain the effectiveness of the Registration Statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of this Agreement. During any period when the Company shall fail to have maintained an effective Registration Statement covering the Warrant Shares, Registered Holders shall have the right to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (y) the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by the difference between the Exercise Price (as adjusted hereunder) and the “Fair Market Value” (as defined below) by (z) the Fair Market Value. Solely for purposes of this subsection 7.4, “Fair Market Value” of one share of Common Stock means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Nasdaq Capital Market or any other national stock exchange, the Closing Price as reported by Bloomberg L.P. (“Bloomberg”) (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), “Closing Price” means the final price at which one share of Common Stock is traded during any trading day, (b) if the Common Stock is traded over-the-counter, the Closing Price over the five day period ending on the Exercise Date, and if no Closing Price is reported for the Common Stock, the average of the bid and ask prices for the Common Stock as reported in the over-the-counter market will be used instead of the Closing Price, or (c) in all other cases, as determined by an independent appraiser selected in good faith by the Board of Directors of the Company and reasonably acceptable to the Registered Holder, the fees and expenses of which shall be paid by the Company. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this subsection 7.4 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise may be transferred without restrictions under the Securities Act by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend. Unless and until all of the Warrants have been exercised, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.

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8.            Concerning the Warrant Agent and Other Matters.

8.1.        Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of the Warrant Shares, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2.        Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1.     Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2.     Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

8.2.3.     Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

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8.3.        Fees and Expenses of Warrant Agent.

8.3.1.     Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2.     Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4.        Liability of Warrant Agent.

8.4.        Liability of Warrant Agent.

8.4.1.     Reliance on Company Instructions. From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or any reasonable action taken or omitted upon the reasonable advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. The terms and provisions of this subsection 8.4.1 shall survive the termination of this Agreement or removal of the Warrant Agent.

8.4.2.     Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as the Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its own gross negligence, willful misconduct or bad faith. The terms and provisions of this subsection 8.4.2 shall survive the termination of this Agreement or removal of the Warrant Agent.

8.4.3.     Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, [during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought]1. The terms and provisions of this subsection 8.4.3 shall survive the termination of this Agreement or removal of the Warrant Agent.

1 Reed Smith Note: to be discussed with Computershare.

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8.4.4.     Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares, when issued, be valid and fully paid and nonassessable.

8.5.        Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Warrant Shares.

8.6         Opinion of Counsel. The Company shall provide an opinion of counsel prior to the consummation of the Offering to set up a reserve of Warrants and Warrant Shares. The opinion shall state that all Warrants or Warrant Shares, as applicable, are registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants or Warrant Shares and are validly issued, fully paid and non-assessable.

8.7         Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

9.            Miscellaneous Provisions.

9.1.        Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2.        Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand, when sent if by overnight courier or, if sent by certified mail or private courier service, within five (5) Business Days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Empire Energy Holdings, Inc.

380 Southpointe Boulevard, Suite 130

Canonsburg, Pennsylvania 15317

Attention: Bruce McLeod, Chief Executive Officer

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Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) Business Days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Inc.

Computershare Trust Company, N.A.

[Address]

Attention: Compliance Department

With a copy in each case to:

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Attention: William Haddad, Esq.

9.3.        Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.4.        Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5.        Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the City of ______ and State of ________, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6.        Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

9.7.        Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

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9.8.        Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of 50% of the then outstanding Warrants. [Notwithstanding the foregoing, the Company may lower the Exercise Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.] As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 9.8.

9.9.        Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.10.      Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, terrorist acts, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

9.11.      Consequential Damages. Notwithstanding anything in this Agreement to the contrary, neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

9.12        Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

***

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EMPIRE ENERGY HOLDINGS, INC.

By:
Name: Bruce McLeod
Title: Chief Executive Officer

COMPUTERSHARE INC. AND
COMPUTERSHARE TRUST COMPANY N.A., On Behalf of Both Entities as Warrant Agent

By:
Name: Bruce McLeod
Title: Chief Executive Officer

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EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

EMPIRE ENERGY HOLDINGS, INC.

Incorporated Under the Laws of the State of Delaware

CUSIP [          ]

Warrant Certificate

This Warrant Certificate certifies that , or registered assigns, is the registered holder of warrant(s) (the “Warrants” and each, a “Warrant”) to purchase shares of Common Stock, par value $0.01 (“Common Stock”), of Empire Energy Holdings, Inc., a Delaware limited liability company (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to on the reverse hereof, to receive from the Company that number of fully paid and nonassessable shares of Common Stock as set forth below (collectively, the “Warrant Shares”), at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for [one-half of a]fully paid and non-assessable Warrant Share. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per Warrant Share for any Warrant is equal to $               per half share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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The Holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at____________________________, (i) this Warrant Certificate or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the “Book-Entry Warrants”) as shown on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase notice (“Election to Purchase Notice”), properly executed by the Holder hereof on the reverse of this Warrant Certificate or properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) and substantially in the form included on the reverse of this Warrant Certificate, and (iii) unless cashless exercise is permitted under the Warrant Agreement, the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds, in each case payable to the order of the Company.

As used herein, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer or otherwise (without restrictive legend), because (A) the Commission has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) otherwise (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised a Warrant in accordance with the terms of the Warrants but prior to the delivery of the Warrant Shares, the Company shall, at the election of the Holder to be given within five (5) Business Days of receipt of notice of the Restrictive Legend Event, either (1) rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by the Holder for such shares upon such rescission or (2) treat the attempted exercise as a cashless exercise as described in the next paragraph and refund the cash portion of the exercise price to the Holder.

If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available, the Warrant shall only be exercisable on a cashless basis. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of issuance of the Warrant Shares. Upon a “cashless exercise,” the Holder shall be entitled to receive a certificate (or book entry) for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

[Cashless formula TBD]

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the Holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

EMPIRE ENERGY HOLDINGS, INC.

By:
Name: Bruce McLeod
Title: Chief Executive Officer

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY N.A., On Behalf of Both Entities as Warrant Agent

By:
Name: Bruce McLeod
Title: Chief Executive Officer

20

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [•], 2014 (the “Warrant Agreement”), duly executed and delivered by the Company to Computershare Trust Company, N.A., a [state] [corporation], as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Instructions for Exercise of Warrant

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To exercise the Warrants evidenced hereby, the Holder must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a bank wire transfer in immediately available funds, in each case payable to the Company, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Holder must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below or the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York City time, on the specified Exercise Date.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase Notice

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise, on __________, ____ (the “Exercise Date”), __________ Warrants, evidenced by this Warrant Certificate, to purchase, __________ shares (the “Warrant Shares”) of Common Stock, par value of $0.01 per share (the “Common Stock”) of Empire Energy Holdings, Inc., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date:

• such Holder has tendered payment for such Warrant Shares by certified or official bank check payable to the order of the Company c/o Computershare Inc., [INSERT ADDRESS], or by bank wire transfer in immediately available funds payable to the Company at Account No. [●] , in each case in the amount of $____________ in accordance with the terms hereof, or

• if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 7.4 of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 7.4.

The undersigned requests that said number of Warrant Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the Holder of the Warrant Certificate unless otherwise specified in the instructions below.

The undersigned hereby represents and warrants that after giving effect to the exercise of the Warrants contemplated by this Exercise Notice, such holder will not be in violation of the beneficial ownership limits specified in subsection 3.3.5 of this Warrant Certificate.

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Dated: __________, ____

     Name _________________________________________

                  (Please Print)

/ / / / - / / / - / / / / /

(Insert Social Security or Other Identifying Number of Holder)

     Address __________________________

            __________________________

     Signature __________________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:	Computershare Inc.
Computershare Trust Company, N.A.

[INSERT ADDRESS]

By mail at:	Computershare Inc.
Computershare Trust Company, N.A.

[INSERT ADDRESS]

The method of delivery of this Warrant Certificate is at the option and risk of the exercising Holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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(Instructions as to form and delivery of Warrant Shares and/or Warrant Certificates)

Name in which Warrant Shares are to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which Warrant Shares are to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, is to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, is to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)

(City and State) (Zip Code)

Dated:

Signature _____________________________________

Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate. If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the Holder hereof or are to be delivered to an address other than the address of such Holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

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SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:	, 20__

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EXHIBIT B

Assignment

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, ____________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

/ / / / - / / / - / / / / /
(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature

(Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number
Authorized Signature
Name
Title
Dated:	, 20__

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